Exhibit 99.(e)(2)

FIFTEENTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of the 31st day of March 2009, as amended, by and between American Beacon Funds and American Beacon Select Funds, each a Massachusetts business trust that acts as an open-end investment company (each a “Client” and, collectively, the “Clients”) and Foreside Fund, Services, LLC, a Delaware limited liability company (“Foreside”) is entered into as of March 22, 2017 (the “Effective Date”).

WHEREAS, Foreside and the Client(s) desire to amend Schedule 1 of the Agreement to update the Funds to add the American Beacon Alpha Quant Core Fund, American Beacon Alpha Quant Dividend Fund, American Beacon Alpha Quant Quality Fund, and American Beacon Alpha Quant Value Fund, update Classes of the Clients, including the addition of the T Share Class to the Small Cap Value Fund; and

WHEREAS, the parties may amend Schedule 1 in accordance with Sections 7.5 and 8 of the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.	Schedule 1 to the Agreement is hereby amended and restated as attached hereto;

II.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

American Beacon Funds,

American Beacon Select Funds

By: /s/Gene L. Needles, Jr._________

Gene L. Needles, Jr., President

FORESIDE FUND SERVICES, LLC

By: /s/Mark A. Fairbanks__________

Mark A. Fairbanks, Vice President

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

DISTRIBUTION AGREEMENT

Schedule 1

Funds and Classes of the Clients

As of March 22, 2017

Funds	Classes
American Beacon Funds
Acadian Emerging Markets Managed Volatility Fund	Institutional, Investor, A, C, Y
AHL Managed Futures Strategy Fund	Institutional, Investor, A, C, Y
Alpha Quant Core Fund	Institutional, Investor, Y
Alpha Quant Dividend Fund	Institutional, Investor, Y
Alpha Quant Quality Fund	Institutional, Investor, Y
Alpha Quant Value Fund	Institutional, Investor, Y
ARK Disruptive Innovation Fund	Institutional, Investor, Y
Bahl & Gaynor Small Cap Growth Fund	Institutional, Investor, A, C, Y
Balanced Fund	Institutional, Investor, Advisor, A, C, Y
Bridgeway Large Cap Growth Fund	Institutional, Investor, A, C, Y
Bridgeway Large Cap Value Fund	Institutional, Investor, A, C, Y, R6
Crescent Short Duration High Income Fund	Institutional, Investor, A,C, Y
Flexible Bond Fund	Institutional, Investor, A, C, Y
Garcia Hamilton Quality Bond Fund	Institutional, Investor, Y
GLG Total Return Fund	Institutional, Investor, A, C, Y, Ultra
Global Evolution Frontier Markets Income Fund	Institutional, Investor, A, C, Y
Grosvenor Long/Short Fund	Institutional, Investor, A, C, Y
Holland Large Cap Growth Fund	Institutional, Investor, A, C, Y
International Equity Fund	Institutional, Investor, Advisor, A, C, Y, R6
Ionic Strategic Arbitrage Fund	Institutional, Investor, A, C, Y
Large Cap Value Fund	Institutional, Investor, Advisor, A, C, Y, R6
Mid-Cap Value Fund	Institutional, Investor, Advisor, A, C, Y
Numeric Integrated Alpha Fund	Institutional, Investor, Y, Ultra
SGA Global Growth Fund	Institutional, Investor, A, C, Y
Small Cap Value Fund	Institutional, Investor, Advisor, A, C, Y, R6, T
SiM High Yield Opportunities Fund	Institutional, Investor, A, C, Y
Sound Point Floating Rate Income Fund	Institutional, Investor, A, C, Y, SP
Stephens Mid-Cap Growth Fund	Institutional, Investor, A, C, Y
Stephens Small Cap Growth Fund	Institutional, Investor, A, C, Y
The London Company Income Equity Fund	Institutional, Investor, A, C, Y
Zebra Small Cap Equity Fund	Institutional, Investor, A, C, Y
American Beacon Select Funds
U.S. Gov’t. Money Market Select Fund	Select